UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2003

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

     On June 9, 2003, the Board of Directors of Spanish Broadcasting System, Inc. (the “Company”) nominated Jack Langer and Dan Mason for election to the Board of Directors at the Company’s upcoming annual meeting of stockholders (the “Annual Meeting”). The election of these nominees, along with the re-election of incumbent directors Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Jason L. Shrinsky and Carl Parmer, will be voted upon by stockholders at the Annual Meeting. If elected, Messrs. Langer and Mason would join the Board of Directors as independent members.

     In order to allow sufficient time for stockholders to consider the new nominations, the Company has changed the date of the Annual Meeting from June 19, 2003 to July 10, 2003. The Annual Meeting will be held on July 10, 2003 at the Wyndham Grand Bay, 2669 South Bayshore Drive, Miami, Florida 33133 at 10:00 a.m. E.T. The record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting has not been changed; the record date remains the close of business on Monday, May 12, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

June 10, 2003	/s/ Joseph A. García

Joseph A. García Chief Financial Officer, Executive Vice President and Secretary

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